UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PARK CITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)
_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK CITY GROUP, INC.
3160 Pinebrook Road
Park City, Utah 84098
435-645-2000

June 10, 2010
Dear Stockholders of Park City Group, Inc.:

      You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Park City Group, Inc., which will be held at Park City Group’s corporate offices located at 3160 Pinebrook Road, Park City, Utah, on June 25, 2010 at 9:00 a.m., local time. Details of the business to be conducted at the 2010 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In order for us to have an efficient Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

      Our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

RANDALL K FIELDS Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card as soon as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy.

PARK CITY GROUP, INC.
3160 Pinebrook Road
Park City, Utah 84098
435-645-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 25, 2010

Dear Stockholders of Park City Group, Inc.:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Park City Group, Inc., a Nevada corporation, which will be held at Park City Group’s corporate offices located at 3160 Pinebrook Road, Park City, Utah, 84098, on June 25, 2010 at 9:00 a.m., local time, for the following purposes:

1.	the election of seven directors to our Board of Directors, each to serve until the next Annual Meeting of stockholders and until his respective successor is elected and qualified;

2.	ratifying the appointment of HJ & Associates, LLC as our independent auditors for the fiscal year ending June 30, 2010; and

3.	such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These matters are more fully discussed in the attached Proxy Statement.

The close of business on June 2, 2010 (the “Record Date”), has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of record of Common Stock and Series A Convertible Preferred Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, 3160 Pinebrook Road, Park City, Utah, 84098, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.  We are providing a copy of our Annual Report on Form 10-K for the year ended June 30, 2009 with the accompanying Proxy Statement.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Park City Group’s Board of Directors unanimously recommends that you vote “FOR” the Annual Meeting proposals, all of which are described in detail in the accompanying Proxy Statement.

       Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 25, 2010:  The Annual Report and Proxy Statement are available online at www.parkcitygroup.com.

By Order of the Board of Directors,

Randall K. Fields
Chief Executive Officer, Chairman and Director
Park City, Utah
June 10, 2010

PARK CITY GROUP, INC.
1360 Pinebrook Road
Park City, Utah 84098

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Park City Group, Inc., a Nevada corporation, for use at the 2010 Annual Meeting of Stockholders to be held on June 25, 2010 at 9:00 a.m., local time, and at any adjournment or postponement thereof, at Park City Group’s corporate offices located at 3160 Pinebrook Road, Park City, Utah, 84098. These proxy solicitation materials were mailed on or about June 10, 2010, to all stockholders entitled to vote at our Annual Meeting.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement.  On  June 2, 2010, the Record Date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had outstanding  10,863,674 shares of our Common Stock and 654,484 shares of our Series A Convertible Preferred Stock (“Series A Preferred”), each of which are entitled to vote at the Annual Meeting.  Each share of Series A Preferred is convertible into 3.33 shares of Common Stock.  Each holder of Common Stock is entitled to one vote for each share of Common Stock, and each holder of Series A Preferred is entitled to 3.33 votes for each share of Series A Preferred held by such stockholder on June 2, 2010. As of the Record Date, the outstanding shares represented 13,045,287 votes, consisting of 10,863,674 attributable to Common Stock and 2,181,613 attributable to Series A Preferred.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote

Stockholders may not cumulate votes in the election of directors. For Proposal 1, the seven nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected. For Proposal 2, the affirmative vote of holders representing a majority of the voting shares represented at the Annual Meeting in person or by proxy and entitled to vote will be required for approval of such proposal, as well as for any other matters that are proposed at the Annual Meeting.

Abstentions and Broker Non Votes

Abstentions will be counted as shares that are present for purposes of determining a quorum.  For Proposal 1, abstentions are excluded entirely from the vote and do not have any effect on the outcome.  For the approval of Proposal 2, and any other proposed matters, abstentions will not be counted as votes cast for or against such proposals.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.” Broker non-votes are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present.  For Proposal 1, broker non-votes have no effect on the outcome of the election.  For the approval of Proposal 2, broker non-votes will not be counted as votes cast for or against such proposal. For the approval of any other proposed matter, broker non-votes have the practical effect of a vote against such proposal.  Whether brokers have discretion to vote on other proposals and, if they do not, the effects of broker non-votes on such other proposals will depend on the nature of such other proposals.

Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the directors proposed by our board, (ii) FOR ratification of the appointment of the independent auditors for fiscal year 2010, and (iii) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 3160 Pinebrook Road, Park City, Utah, 84098, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting alone will not revoke your proxy.  If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail and telephone.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of seven directors, each of whom is nominated to be elected at the Annual Meeting. Each of the nominees has confirmed that he will be able and willing to serve as a director if elected. If any of the nominees become unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors.   Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated for election as directors at our Annual Meeting Randall K. Fields (Chairman), Robert P. Hermanns, Robert W. Allen, Richard S. Krause, James R. Gillis, Peter T. Brennan and Richard A. Jacobsen.

Our Certificate of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than one member, and that upon any change in the number of members, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board of Directors or by stockholders.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. The seven nominees receiving the highest number of affirmative votes will be elected. Accordingly, under Nevada law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Randall K. Fields (Chairman), Robert P. Hermanns, Robert W. Allen, Richard S. Krause, James R. Gillis, Peter T. Brennan and Richard A. Jacobsen.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
HJ & ASSOCIATES, LLC TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors appointed HJ & Associates, LLC as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Board of Directors may terminate the appointment of HJ & Associates, LLC as Park City Group’s independent registered public accounting firm without the approval of the Park City Group stockholders whenever the Board of Directors deems such termination necessary or appropriate.

 Representatives of HJ & Associates, LLC will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Required Vote and Recommendation

Ratification of the selection of HJ & Associates, LLC as Park City Group’s independent auditors for the fiscal year ending June 30, 2010 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Under Nevada law and Park City Group’s Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of HJ & Associates, LLC, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of HJ & Associates, LLC as Park City Group’s independent auditors for the fiscal year ending June 30, 2010.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of HJ & Associates, LLC as Park City Group’s independent auditors for the fiscal year ending June 30, 2010.

DIRECTORS

The following table sets forth certain information regarding the nominees for election as directors of Park City Group. There are no family relationships between any directors and executive officers.

Name of Nominee	Age	Title

Randall K. Fields	63	President, Chief Executive Officer and Chairman
Robert P. Hermanns	66	Director
Robert W. Allen	67	Director
Richard S. Krause	49	Director
James R. Gillis	58	Director
Peter T. Brennan	62	Director
Richard A. Jacobsen	54	Director

Randall K. Fields has been the Chief Executive Officer, and Chairman of the Board of Directors since June 2001.  Mr. Fields founded Park City Group, Inc., a software development company based in Park City, Utah, in 1990 and has been its President, Chief Executive Officer, and Chairman of the Board since its inception in 1990.  Mr. Fields has been responsible for the strategic direction of Park City Group, Inc. since its inception.  Mr. Fields co-founded Mrs.  Fields Cookies with his then wife, Debbi Fields.  He served as Chairman of the Board of Mrs. Fields Cookies from 1978 to 1990.  In the early 1970's Mr. Fields established a financial and economic consulting firm called Fields Investment Group.  Mr. Fields received a Bachelor of Arts degree in 1968 and a Masters of Arts degree in 1970 from Stanford University, where he was Phi Beta Kappa, Danforth Fellow and National Science Foundation Fellow.

Robert P. Hermanns joined the Company in March 2007 as Senior Vice President, and served in that capacity until November 2009. Mr. Hermanns is currently a member of the Park City Group Board of Directors. Mr. Hermanns has over 40 years experience in all phases of retail and wholesale grocery operations, and is currently Director of Food Industry Management Programs at the Marshall School of Business at the University of Southern California. Mr. Hermanns was President and Chief Executive Officer and Vice Chairman of the Board of Directors of Associated Grocers, Inc. from 2002 through 2005. He is also the former Chief Operating Officer of Weis Markets, a $2.0 billion NYSE company operating 163 retail food markets in the Mid-Atlantic States. Prior to joining AG and Weis Markets, Mr. Hermanns enjoyed a 30-year career with American Stores Company, an $18.0 billion food and drug retailer, where he held a number of executive management positions including Chief Operating Officer for Procurement and Logistics. A graduate of Western Michigan University with a BS degree in Food Marketing, Mr. Hermanns also holds an MBA from the University of Southern California.

Robert W. Allen joined the Board of Directors in October 2007. Mr. Allen is a seasoned executive with many years experience as Chairman, President and Chief Executive Officer of businesses ranging in size from $200 million to $2.5 billion.  Mr. Allen has over thirty years experience in the dairy industry, most notably as a catalyst for developing companies and a turn-around agent for troubled companies or divisions. Mr. Allen was most recently Chief Executive Officer of Southern Belle Dairy where he established a leadership team to reposition the company and developed a position in the market place for the branding of its products.  Prior to this, he was Executive Vice President of Borden, Inc. where he was recruited to turn around the largest and most trouble division of the Company.  He is also the immediate past Chair of Kid Peace International, a $160 million non-profit agency assisting children in crises.

Richard S. Krause joined the Board of Directors in January 2008. Mr. Krause is a seasoned executive with many years of experience in senior leadership roles with consumer packaged goods manufacturers and marketers such as Procter & Gamble, Newell Rubbermaid and ConAgra Foods.  Mr. Krause has over twenty years of experience in leading organizations through significant milestones and inflection points by creating motivated, highly competitive, and winning cultures. Mr. Krause is currently President and Chief Executive Officer of Élan Nutrition, Inc. (an affiliate of Sun Capital Partners, Inc.) a major manufacturer and formulator of sports-performance, weight management and healthy lifestyle nutrition bars.  Prior to this, he was President of Cannon Solutions, Inc., a global operating group with businesses in the merchandising systems, automated distribution and retail technologies sectors serving major brand marketers and retailers. Throughout his career, Mr. Krause has consistently developed and instituted share increasing, cost saving, and revenue building programs for several well-known consumer packaged goods brands.

James R. Gillis joined the Board of Directors in February 2008. Mr. Gillis is President, Chief Operating Officer and Co-CEO of Source Interlink Companies, Inc., a premier marketing, merchandising and fulfillment company of entertainment products where he has been instrumental in developing annual revenues in excess of $1.9 billion and over 95 business units in the US.   While at Source Interlink, Mr. Gillis has also developed and maintained relationships with public equity investors, hedge funds, stock analysts, investment banks and private equity firms, both domestically and internationally, while creating a marketing infrastructure to provide a portfolio of fully integrated products and services in 110,000 locations for more than 1,000 retail chains.  Prior to his tenure with Source, he was President, Chief Executive Officer, and owner of Brand Manufacturing Corporation, a leading designer and manufacturer of retail display systems. Previously, he was Managing Partner of Aders, Wilcox, Gillis Group, a global developer of trade relationships serving major brand marketers and retailers worldwide.

Peter T. Brennan joined the Board of Directors in January 2009.  Mr. Brennan is the former President and Vice Chairman of Daymon Worldwide, Inc.  Daymon Worldwide specializes in the sales and marketing of private label consumer products, working with some of the leading retail, wholesale and foodservice companies in the U.S. and in more than 20 other countries.  Mr. Brennan earned a Bachelor of Arts degree from Michigan State University, and is active in a number of professional organizations, including the Agribusiness program at Harvard Business School, and is a member of the Private and Public Scientific Academic and consumer Food Policy Group.

Richard A. Jacobsen joined the Board of Directors in October 2009.  Mr. Jacobsen was named President and Chief Executive Officer, Time Inc., Retail Sales and Marketing, in August 2000. He returned to Time Inc. after a brief hiatus as Vice-Chairman and Chief Operating Officer of The Source Information Management Company. Prior thereto, he was President and Chief Executive Officer of Time Distribution Services, serving in several executive capacities since 1981. He is a member of the Board of Directors of the International Periodical Distributors Association, the President’s Advisory Council of the Grocery Manufacturers of America, Students in Free Enterprise (SIFE) and One-to-One Interactive. In 1999 Mr. Jacobsen was the recipient of the prestigious Folio: 40 Award.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or nominee during the past ten years.

Director Compensation

The outside directors of the Company, consisting of James R. Gillis, Richard S. Krause, Robert W. Allen, Peter Brennan and Richard A. Jacobsen, receive the following compensation:

•
Annual cash compensation of $10,000 payable at the rate of $2,500 per quarter. The Company has the right to pay this amount in the form of shares of Company Stock, and did so for all compensation owed directors during fiscal 2009; and

•
Upon appointment, outside directors receive a grant of $75,000 payable in shares of the Company’s Restricted Common Stock calculated based on the market value of the shares of Common Stock on the date of grant. The shares vest ratably over a five year period.

The following table sets forth information concerning the compensation earned during fiscal 2009 by our current directors:

Name	Stock Awards ($)(1)	Total ($)

James R. Gillis	10,000	10,000
Richard S. Krause	10,000	10,000
Robert W. Allen	10,000	10,000
Peter Brennan	5,000	5,000
Richard A. Jacobsen	-	-

(1)
Stock awards consist solely of stock grants of fully vested Common Stock.  Amounts shown do not reflect compensation actually received by the director.  Instead, the amounts shown reflect the compensation costs recognized by the Company during the fiscal year for stock awards as determined pursuant to FAS 123R.

GOVERNANCE AND BOARD MATTERS

Term of Office

      The Company’s Certificate of Incorporation provides for one class of directors comprising the Board of Directors. Directors serve from the time they are duly elected and qualified until the next Annual Meeting of stockholders or their earlier death, resignation or removal from office.

Director Independence

     The Board has determined that all of its members, other than Mr. Field, who serves as the Company’s Chief Executive Officer, and Mr. Hermanns, who previously served as the Company’s Senior Vice President – Sales, are “independent” within the meaning of the NASDAQ and Securities and Exchange Commission rules regarding independence.

Code of Ethics and Business Conduct

In August 2008, the Company and its Board of Directors unanimously adopted a new Code of Ethics and Business Conduct, which replaced the Code of Ethics adopted in 2005.  The Company’s Code of Ethics and Business Conduct is posted at the Company’s website located at www.parkcitygroup.com.

Stockholder Communications with the Board of Directors

Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, Park City Group, Inc., 3160 Pinebrook Road, Park City, Utah, 94098. All communications received by the Corporate Secretary are relayed to the Board of Directors of Park City Group. Members of the Board of Directors are not required to attend the Annual Meeting.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors met four times and acted two times by unanimous written consent during the fiscal year ended June 30, 2009. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of Park City Group’s directors who served during 2009 attended or participated in no less than 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during 2009.

The following table represents the composition of each committee of the Board of Directors:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Randall K. Fields	-	-	-
Robert P. Hermanns	-	-	-
Robert W. Allen	Member	Chairman	-
Richard S. Krause	Chairman	-	Member
James R. Gillis	-	Member	Member
Peter T. Brennan	Member	-	Chairman
Richard A. Jacobsen	-	-	-
No. of Meetings Held in 2009	4	1	2

Audit Committee. The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy it that the accountants are independent of management. The Audit Committee currently consists of Richard S. Krause (Chairman), Robert W. Allen, and Peter T. Brennan, each of whom is a non-management member of our Board of Directors. Richard S. Krause is also our Audit Committee financial expert as currently defined under Securities and Exchange Commission rules.  We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and the current rules of the Securities and Exchange Commission rules and regulations.

Compensation Committee. The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans and employee stock purchase plan. The Compensation Committee currently consists of Robert W. Allen (Chairman), and James R. Gillis, each of whom is a non-management member of our Board of Directors. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and the current rules of the Securities and Exchange Commission rules and regulations.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning corporate governance matters. The current members of the nominating and governance committee are Peter T. Brennan (Chairman), James R. Gillis, and Richard S. Krause. We believe that the composition of our nominating and governance committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and the current rules of the Securities and Exchange Commission rules and regulations.

For a stockholder to submit a candidate for consideration to the Nominating and Corporate Governance Committee, a stockholder must notify Park City Group’s Corporate Secretary. To make a recommendation for director nomination in advance of an Annual Meeting, a stockholder must notify Park City Group’s Corporate Secretary in writing no later than 120 days prior to the anniversary of the date of the prior year’s Annual Meeting Proxy Statement. Notices should be sent to the following address:

Park City Group, Inc.
3160 Pinebrook Road
Park City, Utah 84098
Attn: Corporate Secretary

All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the Securities and Exchange Commission.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company:

Name	Age	Title

Randall K. Fields	64	Chief Executive Officer, Chairman of the Board and Director
John R. Merrill	40	Chief Financial Officer and Treasurer

The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal from office.

Randall K. Fields has been the Chief Executive Officer, and Chairman of the Board of Directors since June 2001.  Mr. Fields founded Park City Group, Inc., a software development company based in Park City, Utah, in 1990 and has been its President, Chief Executive Officer, and Chairman of the Board since its inception in 1990.  Mr. Fields has been responsible for the strategic direction of Park City Group, Inc. since its inception.  Mr. Fields co-founded Mrs.  Fields Cookies with his then wife, Debbi Fields.  He served as Chairman of the Board of Mrs. Fields Cookies from 1978 to 1990.  In the early 1970's Mr. Fields established a financial and economic consulting firm called Fields Investment Group.  Mr. Fields received a Bachelor of Arts degree in 1968 and a Masters of Arts degree in 1970 from Stanford University, where he was Phi Beta Kappa, Danforth Fellow and National Science Foundation Fellow.

John R. Merrill joined Park City Group in August 2006 as its Director of Finance, Accounting & Administration. In September 2007 he was promoted and appointed to Chief Financial Officer and Treasurer. He has over 18 years experience in both the public and private sectors of finance and accounting.  Prior to joining Park City Group, he was Chief Financial Officer for Peak Solutions Group a consulting firm focused on providing business solutions for growth oriented small businesses.  From 1998 to 2003, Mr. Merrill was Controller for Clear Channel Communications, Inc., a $19.0 billion publicly traded broadcasting and outdoor advertising company operating 1,200 radio stations in the United States. Prior to joining Clear Channel, Mr. Merrill was the Controller of the Academies Division of IMG, a $2.0 billion global leader in professional athlete management whose clients included Tiger Woods, Venus Williams, Pete Sampras and Anna Kournikova.  Throughout his career, Mr. Merrill has had significant exposure to various sectors of both sporting goods retail and service industries.  Mr. Merrill began his career with KPMG and holds a Bachelors and a Masters degree in Accounting from the University of South Florida.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information about the compensation paid or accrued during the year ended June 30, 2009 to our Chief Executive Officer, and the Company’s two highly compensated executive officers other than its chief executive officer, who were serving as executive officers as of June 30, 2009 and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)

Randall K. Fields	2009	356,250	(2)	-	54,790	(3)	411,040
Chief Executive Officer and Chairman of the Board	2008	350,000	(2)	-	52,167	(3)	402,167

John R. Merrill	2009	162,938		25,000	-		187,938
Chief Financial Officer	2008	165,000		-	-		165,000

Robert P. Hermanns (4)	2009	213,750		-	1,667	(5)	215,417
Former Senior Vice President - Sales	2008	225,000		-	55,855	(5)	280,855

(1)
Stock awards consist solely of shares of restricted Common Stock. Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by the Company during the fiscal year for stock awards as determined pursuant to FAS 123R.

(2)	A significant part of Mr. Fields compensation is paid to a management company wholly owned by Mr. Fields.
(3)
These amounts include premiums paid on life insurance policies of $25,344 for 2009 and 2008;  computer related expenses of $6,000 for 2009 and 2009; Company car related expenses of $16,810 and $21,476 for 2009 and 2008, respectively; and medical premiums of $6,636 and $5,346 for 2009 and 2008, respectively.

(4)	Mr. Hermanns resigned as Senior Vice President – Sales in November 2009. Mr. Hermanns remains a director.
(5)	Represents commissions paid to Mr. Hermanns.

Employment Arrangements

Park City Group has an Employment Agreement with its Chief Executive Officer, Randall K. Fields, dated April 1, 2009, pursuant to which Mr. Fields is to be employed by the Company in the position of Sales Department Manager through June 20, 2013 for annual compensation of $50,000.    In addition, on April 9, 2009, the Company entered into a Services Agreement with Fields Management, Inc. (“FMI”), to provide certain executive management services to the Company, including designating Mr. Fields to perform the functions of President and Chief Executive Officer for the Company (“Executive”).  The Services Agreement amends and replaces the Services Agreement between FMI and the Company, dated July 1, 2005.  FMI is controlled by Randall K. Fields, FMI’s designated Executive, who currently serves as the Company’s Chairman of the Board, President and Chief Executive Officer. Under the terms of the Services Agreement, which continues through June 30, 2013, FMI is paid an annual base fee of $325,000, payable in equal semi-monthly installments.  In addition, FMI is entitled to the following:

●	an incentive bonus based upon the Company’s achievement of performance goals determined each year by the Compensation Committee of the Company’s Board of Directors;
●	up to $1,200 per month for reimbursement of a vehicle of Executive’s choice;
●	an annual allowance of up to $6,000 for computer equipment; and
●	600,000 shares of Common Stock of the Company, subject to a pro-rata (10) ten-year vesting schedule.

Park City Group is also obligated to maintain two term life insurance policies in the name of the Executive for $10.0 million each, with the beneficiary of one to be designated by the Executive, and the other to be designated by the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table generally sets forth the number of outstanding equity awards that have not been earned or vested or that have not been exercised for each of the Named Executive Officers as of June 30, 2009.  No other equity awards otherwise reportable in this table have been granted to any of our Named Executive Officers.

Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)

Randall K. Fields	—	—	—	—	—

John R. Merrill	—	—	—	23,292	75,000

Robert Hermanns	—	—	—	—	—

Transactions with Related Persons, Partners and Control Persons

On September 2, 2008, the Company executed and delivered three promissory notes in an aggregate amount of $2,200,000.  Each of such notes was unsecured, was due on or before December 1, 2008 and accrued interest at the rate of 10% per annum.  The lenders and the amount of each note were as follows:

Lender	Principal Amount

Riverview Financial Corp*	$1,500,000
Robert K. Allen (Director of Company)	500,000
Robert Hermanns (Director and Former Senior Vice President)	200,000
Total	$2,200,000

* Riverview Financial Corp (“Riverview”) is an affiliate of Randal Fields, the Chief Executive Officer and a director of the Company.

The loan proceeds were used by the Company to fund a portion of the purchase price of shares of Series E Preferred Stock of Prescient Applied Intelligence, Inc., a Delaware corporation (“Prescient”) purchased by the Company. The purchase transaction was the first step in a plan to acquire Prescient in a merger transaction.  The purchase transaction and the merger transaction are described in a Form 8-K filed by the Company on September 3, 2008 and a Schedule 13D filed by the Company with the Securities and Exchange Commission on September 15, 2008.

On January 12, 2009, the Company entered into a Purchase Agreement with Robert W. Allen, pursuant to which the Company issued a Subordinated Promissory Note to Mr. Allen in the principal amount of $523,013.70 (the “Allen Note”).  The Allen Note was issued by the Company to replace the promissory note issued to Mr. Allen on September 2, 2008 in the principal amount of $500,000.  The Company and Mr. Allen extended the maturity date of the original note to January 12, 2009, from its original maturity date, December 1, 2008. The principal amount of the Allen Note reflects the principal amount of the original note issued to Mr. Allen, plus accrued interest of $23,013.70.  The Allen Note bears interest computed at a rate of twelve percent (12%) per annum, and is due and payable on the earlier to occur of July 12, 2011 or upon an event of default.  In addition to the Allen Note, Mr. Allen was issued 116,667 shares of the Company’s Common Stock in consideration for the exchange of the original note.

On April 1, 2009, the Company issued a Subordinated Promissory Note to Riverview in the principal amount of $620,558.53 (“New Note”).   The New Note was issued in consideration for the cancellation of the promissory note, dated September 2, 2008, issued by the Company to Riverview in the original principal amount of $1,500,000 (the “Old Note”), which principal amount was reduced by $1.0 million as a result of a payment made to Riverview by the Company on February 3, 2009.  The New Note includes accrued but unpaid interest under the Old Note of $80,171.84, certain fees owed to Riverview by the Company in the amount of $35,123.68 for guaranteeing amounts owed by the Company under a line of credit with a bank, and $5,263.01 representing certain late fees owed Riverview by the Company resulting from the failure by the Company to pay certain amounts to Riverview under the terms of a Services Agreement between the Company and Riverview, dated July 1, 2005, described above.  The New Note, which bears interest computed at a rate of twelve percent (12%) per annum, is due on the earlier of September 30, 2011 or upon an event of default.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. HJ & Associates, LLC, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors the Company’s financial reporting process and reports to the Board on its findings.

In fulfilling its oversight responsibilities, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.
The Audit Committee has discussed with HJ & Associates, LLC, its independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.
The Audit Committee has received from HJ & Associates, LLC, its independent registered public accounting firm the written disclosures regarding the independent registered public accounting firm’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with HJ & Associates, LLC the firm’s independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the Securities and Exchange Commission.

      The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Richard S. Krause (Chair)
Robert W. Allen
Peter T. Brennan

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

       The Audit Committee has selected HJ & Associates, LLC as the independent accountants of the Company for the fiscal year ending June 30, 2010. Representatives of HJ & Associates, LLC are expected to be present at the Annual Meeting or be available by telephone, and are expected to be available to respond to questions. They will also be afforded an opportunity to make a statement if they desire to do so.

Previously, the Audit Committee of the Board of Directors of the Company appointed HJ & Associates, LLC as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal years ended June 30, 2009, 2008 and 2007.

The following table presents approximate aggregate fees and other expenses for professional services rendered by HJ & Associates, LLC for the audit of the Company’s annual financial statements for the years ended June 30, 2009 and 2008 and fees and other expenses for other services rendered during those periods.

	2009	2008

Audit Fees	$77,500	$56,500
Audit-Related Fees	-	-
Tax Fees	$13,000	-
All Other Fees	-	-
Total	$90,500	$56,500

Audit Fees

Audit fees in 2009 and 2008 relate to services rendered in connection with the audit of the Company’s consolidated financial statements.

Tax Fees

Tax fees in 2009 and 2008 include fees for services with respect to tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by HJ & Associates, LLC in fiscal 2009 and 2008. Such procedures govern the ways in which the Audit Committee pre-approves audit and various categories of non-audit services that the auditor provides to the Company.  Services which have not received pre-approval must receive specific approval of the Audit Committee. The Audit Committee is to be informed of each such engagement in a timely manner, and such procedures do not include delegation of the Audit Committee’s responsibilities to management.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with Accountants on Accounting and Financial Disclosure.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
 AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding shares of our Series A Preferred beneficially owned as of June 7, 2010 by:

(i)	each of our officers and directors;

(ii)	all officers and directors as a group; and

(iii)
each person known by us to beneficially own five percent or more of the outstanding shares of our preferred stock.  Percent ownership is calculated based on 654,484 shares of Series A Convertible Preferred Stock outstanding at June 7, 2010.

Name	Preferred Stock	% Ownership of Class

Hillson Partners LP	61,213	9.35%

The following table sets forth information regarding shares of our Common Stock beneficially owned as of June 7, 2010 by:  (i) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock.

Name	Common Stock		Common Stock Options Exercisable Within 60 Days	Common Stock Purchase Warrant Exercisable Within 60 days		Total Stock and Stock Based Holdings (1)	% Ownership of Class (1)
Randall K. Fields (2)(5)	4,632,848	(3)	-	-		4,632,848	42.56
Riverview Financial, Corp(4)	4,632,848	(3)	-	-		4,632,848	42.56
Robert Hermanns (5)	58,866		-			58,866	*
John R. Merrill(5)	21,501		-	-		21,501	*
James R. Gillis(5)	45,920		-	-		45,920	*
Robert W. Allen(5)	333,531	(6)	-	17,857	(7)	351,388	3.20
Richard S. Krause(5)	25,920		-	-		25,920	*

Peter Brennan (5)	18,280		-	-		18,280	*
Richard Jacobsen	1,174		-	-		1,174	*

Goldman Capital Management	1,136,969		-	-		1,136,969	10.47
Directors and Officers as a Group (8 persons)	6,275,009		-	17,857		6,292,866	57.81
 * Less than 1%

(1)
For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after June 7, 2010. For purposes of computing the percentage of outstanding common shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after June 7, 2010, are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.  As of June 7, 2010, there were 10,863,674 shares of our Common Stock issued and outstanding.  There were also outstanding options, and warrants entitling the holders to purchase 17,857 shares of our Common Stock owned by officers and/or directors of Park City Group.

(2)
Includes 4,033,890 shares of Common Stock held in the name of Riverview Financial Corp., 30,667 held in the name of Julie Fields and 2,688 shares of Common Stock held in the name of Fields Management, Inc. of which Randall K Fields is the beneficial owner.

(3)	Includes 20,397 shares issuable upon conversion of 6,119 shares of Series A Convertible Preferred Stock.
(4)
Includes 545,206 shares of Common Stock held in the name of Randall K. Fields, 30,667 held in the name of Julie Fields and 2,688 shares of Common Stock held in the name of Fields Management, Inc. which is beneficially controlled by Randall K. Fields.

(5)	Officers and directors of Park City Group.
(6)
Includes 37,314 shares of Common Stock held in trust, in which Mr. Allen is the trustee.  Includes 51,003 and 51,007 shares issuable upon conversion of 15,301 and 15,302 shares of Series A Convertible Preferred Stock for Mr. and Mrs. Allen, respectively.

(7)	Includes 8,929 warrants held in the name of Susan M. Allen, Mr. Allen's spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the Securities and Exchange Commission on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities).  Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2009, each of our directors failed to report the issuance of shares to them in consideration for the payment of director fees owed to them during such fiscal year, and one of our directors, Peter Brennan, failed to file a Form 3 upon appointment to our Board of Directors.  In addition, we had one late filing for Mr. Fields relating to the acquisition of shares of Series A Preferred Stock.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals to be presented at our 2011 Annual Meeting and included in our Proxy Statement and form of proxy relating to that Annual Meeting must be received by us at our principal executive offices at 3160 Pinebrook Road, Park City, Utah, 84098, addressed to our Corporate Secretary, not later than February 25, 2011. These proposals must comply with applicable Nevada law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

Stockholders who intend to present a proposal at such Annual Meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us at the aforementioned address not later than May 12, 2011.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Stockholder Communications with the Board of Directors

Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, Park City Group, Inc., 3160 Pinebrook Road, Park City, Utah, 94098. All communications received by the Corporate Secretary are relayed to the Board of Directors of Park City Group. Members of the Board of Directors are not required to attend the Annual Stockholders Meeting.

Other Matters

       At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.
       The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 is being mailed to all stockholders of record as of the Record Date concurrently with the mailing of this Proxy Statement. The Annual Report on Form 10-K, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board of Directors invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors

Randall K. Fields
Chief Executive Officer, Chairman and Director

▼ Please Detach and Mail In the Envelope Provided ▼

PARK CITY GROUP, INC.

The undersigned revokes all previous proxies and constitutes and appoints Randall K. Fields and Edward Clissold, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock and Series A Convertible Preferred Stock of Park City Group, Inc. ("Park City Group") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3160 Pinebrook Road, Park City, Utah 84098, at 9:00 a.m., local time, on June 25, 2010, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2 which have been proposed by our Board of Directors, and in his or her discretion, upon other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side)

▼ Please Detach and Mail In the Envelope Provided ▼

1. ELECTION OF DIRECTORS.

☒ **Please mark your votes as indicated in this example.**

VOTE FOR all the nominees listed; except vote withheld from the following nominee(s) (if any):

Nominees:

01 Randall K. Fields	☐ **FOR**	☐ **WITHHELD**	04 Richard S. Krause	☐ **FOR**	☐ **WITHHELD**	06 Peter T. Brennan	☐ **FOR**	☐ **WITHHELD**
02 Robert P. Hermanns	☐ **FOR**	☐ **WITHHELD**	05 James R. Gillis	☐ **FOR**	☐ **WITHHELD**	07 Richard A. Jacobsen	☐ **FOR**	☐ **WITHHELD**
03 Robert W. Allen	☐ **FOR**	☐ **WITHHELD**						

IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐ I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder ______________________________

Signature of Stockholder ______________________________
IF HELD JOINTLY

Dated: ______________________________, 2010

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.